JOINT VENTURE AGREEMENT

This Joint Venture ("Agreement") dated as of April 29, 1999 by and between First Entertainment Holding Corp. (FTET) and
Electronic Transactions and Technologies/eConnect ("BETT"). FTET and BETT are sometimes collectively referred to herein as the "Venturers".

WHEREAS, the Venturers desire to develop, produce, finance and exploit an e-commerce cash transfer technology and any and all other allied and ancillary rights relating thereto; and

WHEREAS, the Venturers desire to join together to produce and exploit the technology and to operate as a joint venture for such purpose;

NOW, THEREFORE, in consideration for the mutual covenants and agreements contained herein, the Venturers agree as follows:

1. FORMATION. The Venturers do hereby constitute themselves a joint venture for the purpose and upon the terms, covenants and conditions hereinafter set forth. The name of the venture shall be IntranGate.com ("IGC"), and all business done by it shall be under said name. The principal place of business of the venture shall be at the offices of FTET in Colorado, and BETT in Los Angeles, CA. The sole purpose of the Venture shall be to develop, produce and arrange for financing, exploitation and introduction into e-commerce and all rights therein and derived therefrom and to do all other business necessary and relating thereto.

2.  CONTRIBUTION OF FTET.  FTET shall contribute to the Venture:

a. FTET will furnish the non-exclusive services of its associates to render services as, when and where reasonably required in connection with the Venture, as well as facilitate the development through its strategic partners in bringing this technology to the market.

b. A best efforts financing commitment for up to 50% of the Project the terms of which commitment shall be subject to the mutual approval of the parties.

3.  CONTRIBUTION OF BETT.  BETT shall contribute to the Venture:

a. All of BETT's right, title and interest in and to the technology to include, but not limited to:

1.  A PERFECT (Personal Encrypted Remote Financial Electronic
Card Transactions)

2.  PocketPay (Wireless Terminal Voice Phone)

3.  SLICK (Secure Line Computer Keyboard)

4.  TVPinpad (Remote Addressable DBS)

b.  The non-exclusive services of BETT employees,

c. A best efforts financing commitment for up to 50% of the Project the terms of which commitment shall be subject to the mutual approval of the parties.

4. FTET shall be granted a non-exclusive license to use the ET&T technology for e-commerce for sites that FTET owns or operates and BETT shall waive all fees related to that license.

5. BUSINESS DECISIONS. All joint venture and business decisions relating to the development and production of the joint venture (including, without limitation, relating to any third party financing agreement, compensation for individual services rendered by Venture employees in connection with the Venture, shall be subject to the mutual approval of the Venturers. FTET designates A.B. Goldberg as its executive with respect to such business approvals. In the even the Venturers shall fail to reach agreement as to any material decision affecting the joint venture within five (5) business days of either party's demand therefore, the Venturers shall immediately submit the matter to arbitration before a neutral arbitrator to be selected by the Venturers' respective counsel, the costs for which shall be borne equally by the Venturers.

6. OWNERSHIP. The technology, as well as all ancillary and subsidiary rights therein including, without limitation, merchandising, publications, licensing, copyrights and patents shall all be owned by the Venture, and copyrights and patents shall be registered in the name of IGC and assigned to the Venture.

7. NET PROFITS AND NET LOSSES. The Venturers shall be mutually responsible for all expenses directly related to the operation of the Venture. BETT shall be responsible for its development costs to date and FTET for fund raising costs directly related to securing the funding. Both of these costs shall be accounted for and included in distribution of revenues below. Thereafter, the profits, losses, if any, and loss financing shall likewise be shared equally by FTET and BETT. The net profits and net losses of the Venture, if any, shall be determined by accountants employed by the Venture in accordance with generally accepted accounting principles, and such determination shall be binding upon the Venturers. Fifty percent (50%) of the net profits and fifty percent (50%) of the net losses of the Venture shall be allocated to FTET, and fifty percent (50%) of the net profits and fifty percent (50%) of the net losses shall be allocated to BETT.

8. DISTRIBUTION OF REVENUES. All revenues and compensation payable to the Venture and/or either of the Venturers in connection with the Venture shall be deemed revenue to the Venture and shall be allocated and disbursed in the following manner in order of priority:

a.  To pay any costs of the Venture

b. The remaining revenue shall be allocated and paid to each Venturer in accordance with the profit sharing ratio set forth in Paragraph 6 above.

The Venture shall maintain at its principal office accurate books of account of all transactions pertaining to the Venture, and each Venturer shall have the right, during reasonable business hours, to examine and audit such books of account, or to cause the same to be examined and audited, at its sole cost and expense.

9. WARRANTIES AND REPRESENTATIONS. Each of the Venturers hereby represents, warrants and agrees that it has the right to enter into this Agreement and that it is not subject to any obligation or disability which will, or might, prevent it from or interfere with its fully keeping and performing all of the covenants and conditions to be kept and performed by it hereunder and that it has not made, and will not make, any grant or assignment which will, or might, conflict with or impair the complete enjoyment of the rights and privileges granted to the Venture hereunder. Each of the Venturers agrees to indemnify the other Venturer and to hold the other Venturer harmless from and against any and all claims, actions, causes of action, liabilities, damages, judgments, decrees, losses, costs and expenses, including reasonable attorneys' fees, arising out of any breach of any representations, warranties or agreements made by it hereunder.

10. ASSIGNABILITY. Neither of the Venturers shall have the right or power to sell, dispose of, assign, pledge, mortgage, hypothecate or otherwise encumber (collectively, "Assignment") its interest in the Venture without the prior written approval of the other Venturer, and any Assignment or purported Assignment shall not be effective or binding upon the Venture or the other Venturer, except that each Venturer shall have the right to assign its share of the revenues derived by the Venture without such approval.

11. OUTSIDE ACTIVITIES. During and after the term of the Venture, each of the Venturers shall be free to render services in connection with any and all of its regular business activities, hereto, it being understood that all so-called "business opportunities", "corporate opportunities", "joint venture opportunities" or other fiduciary opportunities are hereby waived.

12. FUTHER DOCUMENTS. Each of the Venturers agrees to execute, acknowledge and deliver any and all further documents which may be required to carry into effect this Agreement and its respective obligations hereunder, all of which further documents shall be in accordance with and consistent with the terms of this Agreement.

13. DISSOLUTION. The Venture shall be dissolved only upon the occurrence of any of the following:

a.  The mutual agreement of the Venturers;

b. The occurrence of any event which makes it unlawful for the Venture business to be carried on or for the Venturers to carry on the Venture;

c.  The bankruptcy of either Venturer;

d. At the election of either Venturer, upon the occurrence of a material breach by the other Venturer of this Agreement, who has been served notice of the breach and has failed to cure same within thirty days after notice;

e. Any other cause of dissolution provided for in the Colorado or California Uniform Partnership Act; the Venturer may not be dissolved for a period of five (5) years after the date hereof by the will of either Venturer acing unilaterally without the consent of the other Venturer; or

f. Upon dissolution of the Venture, the Venture assets, after payment of creditors' claims, shall be distributed in accordance with the applicable provisions of the Colorado or California Uniform Partnership Act then in force.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to agreements entered into and wholly performed therein. Any other controversy or claim arising out of or relating to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules and procedures of the American Arbitration Association situated in Denver, Colorado, as said rules may be amended. Such rules and procedures are deemed incorporated herein and made a part of this Agreement by this reference. The parties agree that they will abide by and perform any award (including, without limitation, as the costs thereof) rendered in any such arbitration and that nay court having jurisdiction may issue a judgment based upon such award.

15. NOTICES. All notices, statements or other documents which either Venturer shall desire to give to the other hereunder shall be in writing. The addresses of the Venturers shall, until further notice be:

FTET:                       First Entertainment Holding Corp.
                            7887 E. Bellview, Suite 1100
                            Englewood, CO  80111
                            Attn:  Mr. A. B. Goldberg
                            Telephone: (303) 228-1650
                            FAX: (303) 228-2281

With a copy to:             Jeff Esses
                            Palmer, Guest and Esses
                            1999 Broadway
                            Denver, CO  80202
                            Telephone:  (303) 292-2992

BETT:

With a copy to:             Thomas S. Hughes
                            31310 Eaglehaven Circle
                            Rancho Palos Verdes, CA 90275

16. BANK ACCOUNT. The Venture shall maintain bank account(s) at a bank to be mutually approved by the Venturers, into which all funds contributed to or received by the Venture, shall be deposited. All withdrawals from such account(s) shall require the joint signatures of a representative of each Venturer, or a written authorization of same.

17. ENTIRE AGREEMENT. This Agreement contains the full and complete understanding between the Venturers with reference to the within subject matter, supersedes all prior agreements and understandings, whether written or oral, pertaining thereto, and cannot be modified except by a written instrument signed by both of the Venturers. Each of the Venturers acknowledges that in entering this Agreement it is not relying upon any representation or promise made by the other or its agents or representative not expressly contained in this Agreement has been.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                    First Entertainment Holding Corp.



                                    By: /s/  A.B. Goldberg
                                    A.B. Godlberg, President

                                    Electronic Transactions &
                                    Technologies/eConnect

                                    By: /s/  Thomas S. Hughes
                                    Thomas S. Hughes, Chairman & CEO